Exhibit 4.10

FORM OF SUPPLEMENTAL INDENTURE NO. 6 TO MASTER INDENTURE

This SUPPLEMENTAL INDENTURE NO. 6 TO MASTER INDENTURE, dated as of [            ], 2016 (this “Supplemental Indenture”) is made between the World Financial Network Credit Card Master Note Trust, as Issuer (the “Issuer”), and MUFG Union Bank, N.A. (formerly known as Union Bank, N.A.), as successor in interest to The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A., as Indenture Trustee (the “Indenture Trustee”), to the Master Indenture, dated as of August 1, 2001, between the Issuer and the Indenture Trustee (as amended by the Omnibus Amendment, dated as of March 31, 2003, as further amended by the Supplemental Indenture No. 1 to Master Indenture, dated as of August 13, 2003, as further amended by the Supplemental Indenture No. 2 to Master Indenture, dated as of June 13, 2007, as further amended by the Supplemental Indenture No. 3 to Master Indenture, dated as of May 27, 2008, as further amended by the Supplemental Indenture No. 4 to Master Indenture, dated as of June 28, 2010, as further amended by the Supplemental Indenture No. 5 to Master Indenture, dated as of February 20, 2013, and as supplemented by the Agreement of Resignation, Appointment and Acceptance, dated as of May 27, 2008, and the Agreement of Resignation, Appointment and Acceptance, dated as of June 26, 2012, as amended and supplemented, the “Master Indenture”). Capitalized terms used and not otherwise defined in this Supplemental Indenture are used as defined in the Master Indenture.

WHEREAS, the Issuer and the Indenture Trustee desire to amend the Master Indenture pursuant to Section 10.1 of the Master Indenture in certain respects as set forth below;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

SECTION 1. Amendments to the Master Indenture.

(a) Article V of the Master Indenture is amended by adding the following Section 5.18 immediately after Section 5.17:

“Section 5.18. Asset Representations Review.

(a) Within 90 calendar days of the occurrence of the filing of a Securities Exchange Act Form 10-D reporting that a Delinquency Trigger has occurred, the Noteholders of 5% or more of the Outstanding Amount shall be entitled to demand that the Indenture Trustee conduct a vote of Noteholders of all Notes Outstanding to determine whether to cause the Asset Representations Reviewer to conduct an Asset Representations Review.

(b) Upon the direction of the requisite Noteholders set forth in Section 5.18(a), the Indenture Trustee shall cause the Issuer to conduct a vote of Noteholders of all Notes Outstanding. Each Noteholder that elects to vote shall vote whether or not the Asset Representations Reviewer should be directed to conduct an Asset Representations Review. The vote shall be completed no later than the 150th day after the filing of the Form 10-D referred to in Section 5.18(a).

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to Master Indenture

(c) In the event that a Note Owner exercises its right to vote such Note Owner’s beneficial interest in connection with a vote conducted as described in Section 5.18(a) or (b), the Indenture Trustee may require that such Note Owner provide documentation confirming that such Note Owner is a Verified Note Owner and shall provide such evidence to the Issuer.

(d) If a majority of the Noteholders voting pursuant to Section 5.18(b) vote to cause the Asset Representations Reviewer to conduct an Asset Representations Review, the Indenture Trustee shall provide written notice (the “Review Notice”) to the Issuer within three Business Days specifying the date on which such vote was completed, and the Issuer shall within [five] Business Days provide such Review Notice to Comenity Bank, the Transferor, the Servicer and the Asset Representations Reviewer. The Indenture Trustee shall cooperate with the Asset Representations Reviewer in the event that an Asset Representations Review is commenced pursuant to this Section 5.18(d) and shall provide the Asset Representations Reviewer with any documents and other information reasonably available to the Indenture Trustee and reasonably requested by the Asset Representations Reviewer in connection with the Asset Representations Review.

(e) If the Asset Representations Reviewer gives notice of its intent to resign or the Issuer terminates the Asset Representations Reviewer pursuant to the terms of the Asset Representations Review Agreement or if a vacancy exists in the office of the Asset Representations Reviewer for any reason, the Issuer shall promptly appoint and designate a successor Asset Representations Reviewer in accordance with the provisions of the Asset Representations Review Agreement.”

(b) Annex A to the Master Indenture shall be amended by adding the following defined terms in appropriate alphabetical order:

“”60-Day Delinquent Receivables” means, as of any date of determination, all Receivables, other than Defaulted Receivables and Receivables in Removed Accounts, that are sixty (60) or more days delinquent as of the last day of the Monthly Period immediately preceding such date, as determined in accordance with the Credit Card Guidelines.

“Asset Representations Review” means the review of the Asset Representations Reviewer conducted pursuant to the Asset Representations Review Agreement.

“Asset Representations Review Agreement” means an agreement between the Issuer and certain other parties pursuant to which the Issuer has appointed an “asset representations reviewer” as contemplated by General Instruction I.B.1.(b) applicable to Form SF-3 Registration Statements under the Securities Act.

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“Asset Representations Reviewer” means the Person appointed as “asset representations reviewer” pursuant to an Asset Representations Review Agreement.

“Delinquency Percentage” means, for each Distribution Date and the related preceding Monthly Period, an amount equal to the ratio (expressed as a percentage) of (i) the aggregate balance of all 60-Day Delinquent Receivables as of the last day of the Monthly Period immediately preceding such Distribution Date to (ii) the aggregate balance of Transferred Receivables as of the last day of the Monthly Period immediately preceding such Distribution Date.

“Delinquency Trigger” means, with respect to any Distribution Date and the related Monthly Period, the Delinquency Percentage for such Distribution Date is greater than the Maximum Delinquency Percentage for such Distribution Date.

“Maximum Delinquency Percentage” means, with respect to any Distribution Date, the lowest “Maximum Delinquency Percentage,” as specified in any Indenture Supplement.

“Review Notice” is defined in Section 5.18.

“Verified Note Owner” means either (a) a Note Owner that has provided the Indenture Trustee with each of (i) a written certification that it is a beneficial owner of a specified Outstanding Amount of the Notes and (ii) a trade confirmation, an account statement, a letter from a broker or dealer that is acceptable to the Indenture Trustee or other similar document acceptable to the Indenture Trustee showing that such Noteholder or Note Owner is a beneficial owner of such Outstanding Amount of the Notes or (b) any Noteholder.”

SECTION 2. Conditions to Effectiveness. This Supplemental Indenture shall become effective, as of the date hereof (the “Effective Date”), upon (i) receipt by each of the parties hereto of counterparts duly executed and delivered by each of the parties hereto and (ii) satisfaction of each of the conditions precedent described in Section 10.1(a) of the Master Indenture, and thereafter shall be binding on the parties hereto and their respective successors and assigns.

SECTION 3. Effect of Amendment; Ratification. (a) On and after the Effective Date, this Supplemental Indenture shall be a part of the Master Indenture and each reference in the Master Indenture to “this Agreement” or “hereof”, “hereunder” or words of like import, and each reference in any other Transaction Document to the Master Indenture shall mean and be a reference to the Master Indenture as amended hereby.

(b) Except as expressly amended hereby, the Master Indenture shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.

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SECTION 4. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS. EACH OF THE PARTIES TO THIS SUPPLEMENTAL INDENTURE HEREBY AGREES TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT HAVING JURISDICTION TO REVIEW THE JUDGMENTS THEREOF. EACH OF THE PARTIES HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

SECTION 5. Section Headings. Headings used herein are for convenience of reference only and shall not affect the meaning of this Supplemental Indenture.

SECTION 6. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement. Counterparts of this Supplemental Indenture may be delivered by facsimile or electronic transmission.

SECTION 7. Trustee Disclaimer. The Indenture Trustee shall not be responsible for the validity or sufficiency of this amendment, nor for the recitals contained herein.

[Signature Page Follows]

4	Supplemental Indenture No. 6 to Master Indenture

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be executed by their respective officers thereunto duly authorized, as of the date first above written.

MUFG UNION BANK, N.A., as Indenture Trustee

By:
Name:
Title:

WORLD FINANCIAL NETWORK CREDIT CARD MASTER NOTE TRUST, as Issuer

By: U.S. Bank Trust National Association, not in its individual capacity, but solely as Owner Trustee on behalf of Issuer

By:
Name:
Title:

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